UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

SYMBOTIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40175	98-1572401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Research Drive Wilmington, MA	01887
(Address of principal executive offices)	(Zip Code)

(978) 284-2800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SYM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Symbotic Inc. (the “Company”) is filing this Current Report on Form 8-K to disclose the terms of the following agreements: (1) a letter of intent from Symbotic LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Symbotic LLC”), to Michael Dunn dated January 23, 2025 (the “Dunn LOI”), (2) an offer letter dated June 10, 2024 between James Kuffner and Symbotic LLC (the “Kuffner Offer Letter”), (3) an addendum to the Kuffner Offer Letter dated October 1, 2024 between Mr. Kuffner and Symbotic LLC (the “Kuffner Addendum”) and (4) a letter agreement dated June 6, 2025 between Mr. Kuffner and Symbotic LLC (the “Apartment Letter”).

The foregoing descriptions of the Dunn LOI, the Kuffner Offer Letter, the Kuffner Addendum and the Apartment Letter are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Letter of Intent, dated January 23, 2025, between Symbotic LLC and Michael Dunn
10.2	Offer Letter, dated June 10, 2024, between Symbotic LLC and James Kuffner
10.3	Addendum to Offer Letter, dated October 1, 2024, between Symbotic LLC and James Kuffner
10.4	Letter Regarding Corporate Apartment, dated June 6, 2025, between Symbotic LLC and James Kuffner
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbotic Inc.
Date: January 16, 2026	By:	/s/ Izilda Martins
	Name:	Izilda Martins
	Title:	Chief Financial Officer and Treasurer